Exhibit 10.1

STOCKHOLDERS AGREEMENT

by and among

VELOCITY FINANCIAL, INC.

AND

THE OTHER PARTIES NAMED HEREIN

 Dated as of January 16, 2020

Annex A	–	Form of Joinder Agreement

i

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of January 16, 2020, by and among (i) Velocity Financial, Inc., a Delaware corporation (the “Company”), (ii) Snow Phipps Group AIV L.P. (“SP AIV”), Snow Phipps Group AIV (Offshore) L.P. (“SP AIV Offshore”), SPG Co-Investment, L.P. (“SP Co-Invest”), Snow Phipps Group (B), L.P. (“SPB”) and Snow, Phipps Group (RPV), L.P. (“SP RPV”); (iii) TOBI III SPE I LLC (“TOBI”) and (iv) Christopher D. Farrar (the “Founder”).

RECITALS

WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain rights of the Stockholders (as defined below);

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following definitions shall apply:

“Affiliate” means, when used with reference to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person and, in respect of any Investor Party, any investment fund, vehicle or holding company of which such Investor Party or any Affiliate of such Investor Party serves as the general partner, managing member or discretionary manager or advisor; provided, that none of the Company or its Subsidiaries shall be deemed to be an Affiliate of the Stockholders; provided, further, that no portfolio company of any Stockholder or of any Affiliate of such Stockholder shall be considered an Affiliate of such Stockholder.

“Aggregate Founder Ownership” means the total number of Shares owned, in the aggregate and without duplication, by the Founder Parties as of the date of such calculation, determined assuming vesting and exercise of all outstanding but unvested or unexercised equity awards held by the Founder Parties as of the date of calculation.

“Aggregate Snow Phipps Ownership” means the total number of Shares owned, in the aggregate and without duplication, by the Snow Phipps Parties as of the date of such calculation.

“Aggregate TOBI Ownership” means the total number of Shares owned, in the aggregate and without duplication, by the TOBI Parties as of the date of such calculation.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in Westlake Village, California or New York City, New York are authorized or required by law to close.

“Common Stock” means the common stock of the Company (or any successor of the Company by merger, consolidation or other reorganization) and any stock into which any such common stock shall have been changed or any stock resulting from any reclassification of any such common stock.

“Company Securities” means (i) the Common Stock and (ii) securities then convertible into, or exercisable or exchangeable for, Common Stock.

“Director” means any of the individuals elected or appointed to serve on the Board.

“Equity Securities” means, with respect to any Person, any (i) membership interests or shares of capital stock, (ii) equity, ownership, voting, profit or participation interests or (iii) similar rights or securities in such Person, or any rights to securities convertible into or exchangeable for, options or other rights to acquire from such Person, or obligation on part of such Person to issue, any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Founder Designee” means Christopher D. Farrar or any other Founder Party designated in writing to the Company as such by Christopher D. Farrar.

“Founder Parties” means each of the following, so long as they hold Company Securities: (i) Christopher D. Farrar, (ii) a spouse, former spouse, parent, grandparent, sibling, in-law, child or grandchild (including adoptive or step relationships) of Christopher D. Farrar, (iii) an entity that is solely controlled by Christopher D. Farrar or any of persons described in clause (ii) (or a combination thereof); provided, that Christopher D. Farrar or any of the persons described in clause (ii) are, collectively, the sole beneficial owners of such entity, (iv) a person to whom Company Securities are transferred (A) by will or the laws of descent and distribution by a person described in clause (i) or (ii) above or (B) by gift without consideration of any kind; provided, that in the case of clause (B), such transferee is the spouse, former spouse, parent, grandparent, sibling, in-law, child or grandchild (including adoptive or step relationships) of such person or (v) a trust that is for the exclusive benefit of a person described in any of the foregoing clauses (i), (ii) or (iv) above.

“IPO” means the first firm commitment underwritten public offering and sale of equity securities of the Company for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form).

“IPO Registration Statement” means the initial registration statement on Form S-1 (registration no. 333–234250) filed under the Securities Act of 1933, as amended, with respect to the IPO.

“Losses” means any loss, liability, claim, charge, action, suit, proceeding, assessed interest, penalty, damage, tax, expense and causes of action of any nature whatsoever.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an incorporated or unincorporated association, a joint venture, a joint stock company or any other entity or body.

“Snow Phipps” means Snow Phipps Group LLC or any other Snow Phipps Party designated in writing to the Company as such by Snow Phipps.

“Snow Phipps Parties” means SP AIV, SPV AIV Offshore, SP Co-Invest, SPB and SP RPV and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by Snow Phipps or any Person that controls, is controlled by or is under common control with Snow Phipps, in each case so long as any such Snow Phipps Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Snow Phipps and (ii) owns Company Securities.

“Stockholders” means the Snow Phipps Parties, the TOBI Parties and the Founder Parties.

“Stock Exchange” means the New York Stock Exchange or other national securities exchange or interdealer quotation system on which the Common Stock is at any time listed or quoted.

“Stock Exchange Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board (or any committee thereof) and as of any other date on which the determination is being made, as an “Independent Director” under the applicable rules of the Stock Exchange, as determined by the Board.

“TOBI Parties” means TOBI and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by TOBI or any Person that controls, is controlled by or is under common control with TOBI, in each case so long as any such TOBI Party (i) is managed, sponsored, controlled or advised by an affiliate of TOBI and (ii) owns Company Securities.

Section 1.2 Terms Defined Elsewhere in this Agreement. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Audit Committee	Section 2.1(d)
Company	Preamble
Compensation Committee	Section 2.1(d)
Founder Director	Section 2.1(b)(iii)
Nominating Committee	Section 2.1(d)
Securities Act	Section 2.2(b)
Snow Phipps Director	Section 2.1(b)(i)
TOBI Director	Section 2.1(b)(ii)

Section 1.3 Interpretive Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References in this Agreement to a number or percentage of shares, units or other equity interests shall take into account and give effect to any split, combination, dividend or recapitalization of such shares, units or other equity interests, as applicable.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1 Board of Directors.

(a) Size. For so long as Snow Phipps shall be entitled to nominate at least one Director, the Board shall not exceed seven (7) Directors without the consent of Snow Phipps.

(b) Composition; Company Recommendation. Subject to Section 2.1(a), the rights of the Stockholders to nominate Directors shall be as follows:

(i) So long as the Aggregate Snow Phipps Ownership continues to be (A) at least 15% of the shares of Common Stock outstanding immediately following the consummation of the IPO, the Snow Phipps Parties shall be entitled to nominate two Directors and (B) less than 15% but at least 7.5% of the shares of Common Stock outstanding immediately following the consummation of the IPO, the Snow Phipps Parties shall be entitled to nominate one Director; provided, that, at the election of the Company in its sole discretion from time to time, at least one Director nominated by the Snow Phipps Parties (referred to as a “Snow Phipps Director”) must be a Stock Exchange Independent Director.

(ii) So long as the Aggregate TOBI Ownership continues to be at least 7.5% of the shares of Common Stock outstanding immediately following the consummation of the IPO, the TOBI Parties shall be entitled to nominate one Director. Such Director may be referred to as the “TOBI Director”.

(iii) So long as the Aggregate Founder Ownership continues to be at least 50% of the shares of Common Stock owned by the Founder Parties immediately following the consummation of the IPO, the Founder Parties shall be entitled to nominate one Director. Such Director may be referred to as the “Founder Director”.

(iv) The Company hereby agrees (A) to include the nominees of the Stockholders nominated pursuant to this Section 2.1(b) as the nominees to the Board on each slate of nominees for election of the Board included in the Company’s annual meeting proxy statement (or consent solicitation or similar document), (B) to recommend the election of such nominees to the stockholders of the Company and (C) without limiting the foregoing, to otherwise use its reasonable best efforts to cause such nominees to be elected to the Board, including providing at least as high a level of support for the election of such nominees as it provides to any other individual standing for election as a director.

(c) Nominations. The initial Snow Phipps Director nominees are Alan H. Mantel and John A. Pless. The initial TOBI Director nominee is Daniel J. Ballen. The initial Founder Director nominee is Christopher D. Farrar. With respect to any Director to be nominated by the Stockholders other than the initial Directors listed above or the then-serving Snow Phipps Directors, TOBI Director or Founder Director, a Stockholder shall nominate its Director or Directors by delivering to the Company its written statement at least 60 days prior to the one-year anniversary of the preceding annual meeting nominating its Director or Directors and setting forth such Director’s or Directors’ business address, telephone number, facsimile number and e-mail address; provided, that if a Stockholder shall fail to deliver such written notice, such Stockholder, shall be deemed to have nominated the Director(s) previously nominated (or designated pursuant to this Section 2.1(c)) by such Stockholder who is/are currently serving on the Board.

(d) Right to Delegate; Committees. The Company shall establish and maintain an audit committee of the Board (the “Audit Committee”), a compensation committee of the Board (the “Compensation Committee”), a nominating/corporate governance committee of the Board (the “Nominating Committee”), and such other Board committees as the Board deems appropriate from time to time or as may be required by applicable law or the Stock Exchange rules. The committees shall have such duties and responsibilities as are customary for such committees, subject to the provisions of this Agreement. Subject to the following sentence, the Compensation Committee and the Nominating Committee shall each include at least one Snow Phipps Director (but only if the Snow Phipps Parties are then entitled to nominate at least one Snow Phipps Director) and shall include the TOBI Director (but only if the TOBI Parties are then entitled to nominate a TOBI Director); provided, that no Snow Phipps Director or TOBI Director, as applicable, shall be entitled to sit on the Compensation Committee or Nominating Committee unless eligible to serve on such committee under the applicable rules of the Stock Exchange, as determined by the Board. Notwithstanding the foregoing, the Board (upon the recommendation of the Nominating Committee) shall, only to the extent necessary to comply with applicable law or the Stock Exchange rules, modify the composition of any such committee to the extent required to comply with such applicable law or the Stock Exchange rules. If any vacant Director position on any committee of the Board results from a Stockholder no longer being entitled to nominate at least one Director, then such vacant position shall be filled by the Board upon the recommendation of the Nominating Committee, in accordance with Section 2.1(e).

(e) Vacancies. (i) Directors shall serve until their resignation or removal or until their successors are nominated. (ii) If any Director previously nominated by a Stockholder dies or is unwilling or unable to serve as such or is otherwise removed or resigns from office, then the Stockholder whose previously nominated Director shall have been removed or shall have resigned shall promptly nominate a successor to such Director, in accordance with this Section 2.1; but if none of the Stockholders are entitled to fill such vacant Director position(s), such vacant Director position(s) shall be filled by the Board, upon the recommendation of the Nominating Committee. (iii) If the Board votes to increase the size of the Board (including the vacant Director position(s) created as a result of such newly created directorship(s) shall be filled by the Board, upon the recommendation of the Nominating Committee. (iv) Any other vacant Director position(s) shall be filled by the Board, or the Board shall nominate a replacement Director, in each case, upon the recommendation of the Nominating Committee, in accordance with the certificate of incorporation of the Company (as amended, restated, supplemented and/or otherwise modified from time to time.).

(g) Subsidiaries. At the request of any Stockholder, the Company shall cause the members of the board of directors or other similar governing body, and committees thereof, of any “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) to comply with this Section 2.1 as if such subsidiary were the Company, other than any significant subsidiary that is a securitization vehicle or any subsidiary for which such compliance would be legally prohibited.

ARTICLE III

GENERAL

Section 3.1 Assignment. The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided, however, any Snow Phipps Party, TOBI Party or Founder Party, respectively, without the consent of any other party, may assign, in whole or in part, any of its rights hereunder to any Person who is (or who contemporaneously enters into a Joinder Agreement in the form attached hereto as Annex A and becomes) a Snow Phipps Party, TOBI Party or Founder Party, respectively. Any attempted assignment of rights or obligations in violation of this Section 3.1 shall be null and void.

Section 3.2 Term and Effectiveness.

(a) This Agreement shall become effective immediately prior to the consummation of the IPO. This Agreement shall automatically terminate if the IPO is not consummated on or before the tenth Business Day following the date of this Agreement.

(b) (i) The provisions of Section 2.1 of this Agreement shall terminate as to the Snow Phipps Parties, the TOBI Parties or the Founder Parties when the Snow Phipps Parties, the TOBI Parties or the Founder Parties, as applicable, no longer have a right to nominate at least one Director pursuant to Section 2.1. (ii) The provisions of Section 2.2 of this Agreement shall terminate as to the TOBI Parties and the Snow Phipps Parties, respectively, at such time as the TOBI Parties or the Snow Phipps Parties, respectively, cease to own the number of shares of Common Stock provided in Section 2.2. (iii) Notwithstanding anything contained herein to the contrary, this Article III shall survive any termination of any provisions of this Agreement.

(c) The termination of any provision of this Agreement shall not relieve any party from any liability for the breach of its obligations under this Agreement prior to such termination.

Section 3.3 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.4 Entire Agreement; Amendment.

(a) This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement or any provision thereof may only be amended or modified, in whole or in part, at any time by an instrument in writing signed by (i) Snow Phipps on behalf of the Snow Phipps Parties, (ii) TOBI on behalf of the TOBI Parties, (iii) the Founder Designee on behalf of the Founder Parties and (iv) the Company.

(b) No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(c) No waiver of a right under this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver of a right under this Agreement in a specified instance or in specified circumstances shall not operate or be construed as a waiver of such right in other instances or circumstances.

(d) Any nomination or other consent or action under this Agreement exercisable by the Snow Phipps Parties, and any waiver of a breach of, or waiver or consent to modification of, any right of the Snow Phipps Parties under this Agreement, may be exercised on their behalf by Snow Phipps; any nomination or consent right or action under this Agreement exercisable by the TOBI Parties, and any waiver of a breach of, or waiver or consent to modification of, any right of the TOBI Parties under this Agreement, may be exercised on their behalf by TOBI; any nomination or consent right or action under this Agreement exercisable by the Founder Parties, and any waiver of a breach of, or waiver or consent to modification of, any right of the Founder Parties under this Agreement, may be exercised on their behalf by the Founder Designee.

Section 3.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 3.6 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 3.7 Waiver of Jury Trial; Consent to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery for the purpose of adjudicating any dispute arising hereunder. Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 3.9 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 3.7.

Section 3.8 Specific Enforcement. The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 3.9 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response). All such notices, requests and other communications shall be delivered in person or sent by facsimile, e-mail or nationally recognized overnight courier and shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

If to any of the Snow Phipps Parties, addressed to it at:

Snow Phipps Group

667 Madison Avenue

18th Floor

New York, NY 10065

Attention:	Alan Mantel John Pless
E-mail:

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:	William B. Brentani Daniel N. Webb

Phone:	(650) 251-5000
E-mail:	wbretani@stblaw.com
dwebb@stblaw.com

If to any of the TOBI Parties, addressed to it at:

Pacific Investment Management Company LLC

1633 Broadway

New York, NY 10019

Attention:	Daniel Ballen
E-mail:

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention:	Robb L. Tretter
Phone:	(212) 596-9512
E-mail:	robb.tretter@ropesgray.com

If to the Company, to:

Velocity Financial, Inc.

30699 Russell Ranch Road, Suite 295

Westlake Village, California 91362

Attention: Christopher D. Farrar
Phone:
E-mail:

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:	William B. Brentani
Daniel N. Webb
Phone:	(650) 251-5000
E-mail:	wbretani@stblaw.com
dwebb@stblaw.com

or to such other address or to such other Person as any party shall have last designated by such notice to the other parties.

Section 3.10 Binding Effect; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except as provided in Section 3.13, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective permitted successors and assigns.

.Section 3.11 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

Section 3.12 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 3.13 No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, controlling person, fiduciary, agent, attorney or representative of any party hereto, or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, controlling person, fiduciary, agent, attorney or representative of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Stockholders Agreement to be executed by its duly authorized officers as of the day and year first above written.

VELOCITY FINANCIAL, INC.

By:	/s/ Christopher D. Farrar
Name:	Christopher D. Farrar
Title:	Chief Executive Officer

SNOW PHIPPS GROUP AIV (OFFSHORE) L.P.

By:	SPG GP, LLC, its general partner

By:	/s/ Alan Mantel
Name:	Alan Mantel
Title:	Authorized Signatory

SNOW PHIPPS GROUP AIV L.P.

By:	SPG GP, LLC, its general partner

By:	/s/ Alan Mantel
Name:	Alan Mantel
Title:	Authorized Signatory

SPG CO-INVESTMENT, L.P.

By:	SPG GP, LLC, its general partner

By:	/s/ Alan Mantel
Name:	Alan Mantel
Title:	Authorized Signatory

SNOW PHIPPS GROUP (B), L.P.

By:	SPG GP, LLC, its general partner

By:	/s/ Alan Mantel
Name:	Alan Mantel
Title:	Authorized Signatory

SNOW PHIPPS GROUP (RPV), L.P.

By:	SPG GP, LLC, its general partner

By:	/s/ Alan Mantel
Name:	Alan Mantel
Title:	Authorized Signatory

TOBI III SPE I LLC

By:	/s/ Harin de Silva
Name:	Harin de Silva
Title:	Authorized Person

Annex A

FORM OF

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Stockholders Agreement, dated as of January 16, 2020 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders Agreement”) by and among (i) Velocity Financial, Inc., a Delaware corporation (the “Company”), (ii) Snow Phipps Group AIV L.P. (“SP AIV”), Snow Phipps Group AIV (Offshore) L.P. (“SP AIV Offshore”), SPG Co-Investment, L.P. (“SP Co-Invest”), Snow Phipps Group (B), L.P. (“SPB”) and Snow, Phipps Group (RPV), L.P. (“SP RPV”); (iii) TOBI III SPE I LLC (“TOBI”), (iii) Christopher D. Farrar (the “Founder”), and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Stockholders Agreement, the undersigned hereby adopts and approves the Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the beneficial owner and/or transferee of Company Securities, to become a party as a Stockholder and as a Snow Phipps Party (if the transferring Stockholder is a Snow Phipps Party), a TOBI Party (if the transferring Stockholder is a TOBI Party) or a Founder Party (if the transferring Stockholder is a Founder Party) to, and to be bound by and comply with the provisions of, the Stockholders Agreement applicable to the Stockholders and the Snow Phipps Parties, TOBI Parties or the Founder Parties, as applicable, in the same manner as if the undersigned were an original signatory to the Stockholders Agreement.

The undersigned acknowledges and agrees that Article III of the Stockholders Agreement is incorporated herein by reference, mutatis mutandis.

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Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of             ,         .

(Signature of Transferee)

(Print Name of Transferee)

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED

as of the      day of             ,         .

VELOCITY FINANCIAL, INC.

By:
Name:
Title:

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